Exhibit 10.51

EXTENSION OF
BUSINESS & FINANCIAL CONSULTING SERVICES AGREEMENT

This Extension Agreement is hereby entered into this 21st day of June, 2005 by and between Ascendiant Capital Group, LLC (“Consultant”) and Invisa, Inc. (“Client”), with reference to the following:

Client hereby enters into an Extension of that certain Business and Financial Consulting Services Agreement (the “Agreement”) dated August 19, 2004. Client and Ascendiant hereby agree to the following:

1)	The term of this Extension shall be six (6) months, beginning on the date of Client’s execution of this Extension.

2)
The compensation to Consultant for this Extension shall be 1,000,000 unregistered shares of INSA common stock to be issued to Ascendiant Capital Group, LLC. Shares to be issued and delivered within five (5) business days of Client’s execution of this Extension and shall contain standard “piggy-back” registration rights, and shall be included in Client’s next SEC registration statement filing.

This Extension Agreement is hereby incorporated into the original Agreement as an extension of said agreement. All other terms and provisions of the original Agreement are to remain unchanged and in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be duly executed as evidenced below.

Ascendiant Securities, LLC	Invisa, Inc.

/s/ Mark Bergendahl	/s/ Stephen A. Michael
Name: Mark Bergendahl	Name Stephen A. Michael
Title Managing Director	Title Acting President
Date:	Date: